EXHIBIT 31.1

CERTIFICATION BY OFFICER

I, Rami Levin, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K for the year ended December 31, 2025 of CNS Pharmaceuticals, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2026	By:	/s/ Rami Levin
Rami Levin
Chief Executive Officer, President (Principal Executive Officer)